Exhibit 99.1

Contact:

Joe Beedle, Northrim Bank President and CEO	Joe Schierhorn, Northrim Bancorp, Inc.
(907) 261-3338	Executive Vice President, COO and CFO
(907) 261-3308

NEWS RELEASE

Northrim BanCorp Completes Acquisition of Alaska Pacific Bancshares

ANCHORAGE, AK-April 1, 2014-Northrim BanCorp, Inc. (NASDAQ: NRIM) today announced the completion of its acquisition of Alaska Pacific Bancshares, Inc. (“Alaska Pacific”) and its wholly owned subsidiary, Alaska Pacific Bank, in a stock and cash transaction.

“We are excited to welcome the customers, employees and shareholders of Alaska Pacific to Northrim and look forward to what we anticipate will be a seamless transition,” said Marc Langland, Chairman, President, and CEO of Northrim BanCorp. “We are encouraged by the warm reception we have received as we have worked with the Alaska Pacific team to implement this combination of two of Alaska’s homegrown banks.”

“With higher lending limits and an expanded level of financial services, including employee benefit plans, wealth management services and purchased receivables financing, Northrim brings a robust business and consumer banking platform to the communities in Southeast Alaska,” said Joe Beedle, Northrim Bank’s President and CEO. “Returning to my roots in these communities has been a wonderful experience, and I look forward to working with our customers and employees throughout Southeast Alaska.”

Under the previously announced terms of the transaction, shareholders of Alaska Pacific had the option to elect to receive either cash or shares of Northrim common stock, subject to the proration procedures outlined in the merger agreement. Based on the 15 trading day weighted average closing price of Northrim’s common stock ending on March 25, 2014 of $25.66 per share, Alaska Pacific shareholders who made a valid election prior to the March 21, 2014, election deadline are receiving either $17.57 in cash or 0.6847 shares of Northrim common stock (with cash paid in lieu of fractional shares) for each previously outstanding share of Alaska Pacific common stock, while Alaska Pacific shareholders who did not make a valid election will receive $3.32 in cash and 0.5553 shares of Northrim common stock (with cash paid in lieu of fractional shares) for each share of Alaska Pacific common stock not subject to a valid election.

In total, Northrim BanCorp paid approximately $6.4 million in cash (including approximately $2.4 million paid to the United States Department of Treasury for Alaska Pacific’s TARP warrants) and issued 290,405 shares of Northrim common stock to Alaska Pacific’s shareholders, which was less than 1% dilution in Northrim BanCorp’s tangible book value per share Tangible book value per share is a non-GAAP measure defined by Northrim BanCorp as shareholders equity, less goodwill and intangible assets divided by the number of shares outstanding. Tangible book value per share was $20.86 at December 31, 2013, while the most comparable GAAP measure, book value per share (shareholders equity divided by the number of shares outstanding) was $22.07 at December 31, 2013. See Northrim BanCorp’s Annual Report on Form 10-K for the

year ended December 31, 2013 for further information regarding the reconciliation of tangible book value per share with book value per share1 at December 31, 2013. “We currently expect to earn back any dilution to our tangible book value in less than one year,” added Langland.

Northrim BanCorp had assets of $1.2 billion, net loans of $765.0 million, and deposits of $1.0 billion at December 31, 2013, and Alaska Pacific Bancshares had assets of $176.7 million, net loans of $144.6 million, and deposits of $154.5 million at December 31, 2013. The combined bank has fifteen banking offices in Anchorage, Fairbanks, Juneau, Ketchikan, Sitka and the Matanuska Valley as of April 1, 2014.

Northrim BanCorp’s legal counsel for the transaction was Davis Wright Tremaine LLP and its consultant is Jean-Luc Servat. Keefe Bruyette & Woods, Inc. acted as financial adviser for Alaska Pacific, while Breyer & Associates PC served as its legal counsel.

About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, an Alaska-based community bank with 15 branches in Anchorage, the Matanuska Valley, Juneau, Fairbanks, Ketchikan, and Sitka serving 75% of Alaska’s population; and an asset based lending division in Washington. The Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Affiliated companies include Elliott Cove Insurance Agency, LLC; Elliott Cove Capital Management, LLC; Residential Mortgage, LLC; Northrim Benefits Group, LLC; and Pacific Wealth Advisors, LLC.

Forward-Looking Statement
This release contains “forward-looking statements” that are subject to risks and uncertainties. These statements include, but are not limited to, descriptions of Northrim BanCorp’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected financial benefits and other effects of the merger. All statements, other than statements of historical fact, regarding the financial position, business strategy and management’s plans and objectives for future operations of Northrim BanCorp are forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim BanCorp or Northrim BanCorp management are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s respective expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause actual results to differ materially and adversely from expectations as indicated in the forward-looking statements. These risks and uncertainties include: expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected. Further, actual results may be affected by the ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to the cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in other filings of Northrim BanCorp made with the Securities and Exchange Commission. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements are made only as of the date of this release, and Northrim BanCorp undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

www.northrim.com
Transmitted on Globe Newswire on April 1, 2014, at 12:10 p.m. Alaska Daylight Time.

[1]Tangible book value per share is a non-GAAP measure defined by Northrim BanCorp as shareholders equity, less goodwill and intangible assets divided by the number of shares outstanding. Tangible book value per share was $20.86 at December 31, 2013, while the most comparable GAAP measure, book value per share (shareholders equity divided by the number of shares outstanding) was $22.07 at December 31, 2013. See Northrim BanCorp’s Annual Report on Form 10-K for the year ended December 31, 2013 for further information regarding the reconciliation of tangible book value per share with book value per share.